Exhibit 10.18
EMPLOYMENT AGREEMENT
OF
SETH B. ROSEN
          EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 7, 2008 (the “Effective Date”), among Mirion Technologies, Inc., a Delaware corporation (the “Company”) and Seth B. Rosen (“Executive”).
          In consideration of the mutual agreements set forth below and set forth in the Confidentiality, Non-Interference and Intellectual Property Agreement attached hereto as Exhibit A (the “Confidentiality Agreement”), and for other good and valuable consideration given by each party to this Agreement to the other, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to hire Executive and Executive agrees to serve the Company as an employee pursuant to the terms and subject to the conditions that follow.
     1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to accept employment with the Company, upon the terms and conditions contained in this Agreement, effective on the Effective Date. Executive’s employment with the Company shall continue, subject to earlier termination of such employment pursuant to the terms hereof until the first (1st) anniversary of the Effective Date and thereafter shall automatically renew for additional one (1) year periods (such term, as and when so extended, the “Employment Period”), unless a notice of intent not to renew shall be delivered in accordance with Section 11 by either the Chief Executive Officer, the Board of Directors or Executive (as the case may be) at least forty-five (45) days prior to such anniversary date or one year renewal period, as the case may be, and where a notice of intent is delivered by the Chief Executive Officer or the Board of Directors, such notice shall be deemed to be termination by Company without Cause pursuant to Section 5(d) hereof and thus subject to the Company’s obligations under Section 6(c) hereof.
     2. Duties. During the Employment Period, Executive shall serve on a full-time basis as the General Counsel, and Vice President Corporate Development (“General Counsel”) of the Company. Executive’s duties and responsibilities as General Counsel of the Company shall include those duties customarily associated with an officer with a similar title, as reasonably may be assigned to him from time to time by the Board of Directors (the “Board of Directors”) or Chief Executive Officer of the Company. Executive shall devote his full-time attention and energies and use his best efforts in his employment with the Company. It is understood that during the Employment Period Executive may (i) engage in personal activities such as charitable, civic and trade industry work and (ii) manage his personal investments, so long as such activities do not conflict with his duties and responsibilities hereunder. It is further understood that Executive is permitted to perform the following outside activities (and retain any resulting compensation from such activities) so long as such activities do not materially impact Executive’s performance of his obligations to the Company hereunder: (a) serving as an arbitrator for Intellisys Corporation, headed by The Honorable Daniel S. Goldin (former NASA Administrator); (b) serving on the Advisory Board or Board of Directors of BlueSkies for Children, an Oakland, California-based non-profit focused on early childhood education; (c) serving on the Advisory Board for Peppercom, Inc.’s ‘green’ communications practice; (d) serving on the Advisory Board (or similar group) for the Joint BioEnergy Institute (or successor organization), a U.S. Dept. of Energy national bioenergy research institute, operated by the University of California through Lawrence Berkeley National Lab; (e) serving on the Advisory Board for a software start-up company that uses bioinformatics to reduce the time and expense of clinical trials; and (f) serving on such other Advisory Boards or Board of Directors as agreed to in advance between the Executive and the Chief Executive Officer or Board of Directors.
     3. Compensation and Benefits. In consideration of entering into this Agreement and as full compensation for Executive’s services hereunder, during the Employment Period, Executive shall receive the following compensation and benefits:
          (a) Base Salary. The Company shall pay to Executive a base salary (“Base Salary”) of $200,000 per year, payable in accordance with the payroll policies from time to time in effect at the Company. Executive’s Base Salary may be subject to increase (but not decrease) on an annual basis as the Board of Directors shall determine.
          (b) Incentive Bonuses. In addition to Base Salary, during the Employment Period, Executive shall be eligible to receive an annual incentive bonus based on the achievement of annual goals determined by the Board of Directors at the time of the Board of Directors’ approval of the Company’s annual budget and payable in accordance with the Company’s policies in effect from time to time (the “Incentive Bonus”). The amount of the Incentive Bonus shall be targeted at forty percent (40%) of Base Salary, is subject to increase of up to a maximum of eighty percent (80%) of Base Salary and is subject to decrease, in each case, as determined by the Board of Directors in their sole discretion.
          (c) Stock Options. The Company has adopted a stock plan (the “Option Plan”) pursuant to which executives of the Company selected by the Board of Directors will receive options to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company will award options to Executive to purchase 8,000 shares of Common Stock, with time vesting, and at an exercise price equal to the then fair market value of the Company’s Class A Common Stock, as determined by the Board of Directors. Such options will be granted under the Option Plan on terms and on forms prescribed by the Board of Directors.
          (d) Vacation. Executive shall be entitled to four (4) weeks vacation per calendar year, accrued in accordance with the usual vacation policies in effect at the Company.
          (e) Other Benefits. Executive shall participate in and be eligible to receive, but without duplication, all other benefits (i.e., benefits other than those of the types covered in Sections 3(a) — (d)) offered to senior executives of the Company under and in accordance with the provisions of any employee benefit plan adopted or to be adopted by the Company other than any severance benefits offered to senior executives in accordance with any such plan. Except as set forth herein, Executive shall not be entitled to any other benefits.
     4. Reimbursement for Expenses. During the Employment Period, Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties in accordance with Company’s policies and the Company shall pay for or reimburse Executive for all such expenses upon presentation of proper receipts therefor. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board of Directors may establish from time to time.
     5. Termination. Executive’s employment hereunder may be terminated as follows:
          (a) Automatically in the event of the death of Executive;
          (b) At the option of the Company, by the Board of Directors or by written notice to Executive or his personal representative in the event of the Permanent Disability of Executive. As used herein, the term “Permanent Disability” shall mean a physical or mental incapacity or disability which renders Executive unable to render the services required hereunder (A) for one hundred twenty (120) days in any twelve (12) month period or (B) for a period of ninety (90) consecutive days;
          (c) At the option of the Company, by the Board of Directors for Cause (as defined in Section 6(f));
          (d) At the option of the Company, by the Board of Directors at any time without Cause, subject to the Company’s obligations under Section 6(c) hereof; or
          (e) At the option of Executive, at any time, for any reason, on sixty (60) days prior written notice to the Company, which 60 day prior notice shall be waivable at the sole option of the Company.
          (f) At the option of Executive for Good Reason (as defined in Section 6(g)), on thirty (30) days prior written notice to the Company, which thirty (30) day prior notice shall be waivable at the sole option of the Company.
     6. Payments.
          (a) Death. Upon the termination of Executive’s employment due to death, Executive or his legal representatives shall be entitled to receive (i) an amount equal to Base Salary payable through the date of termination, plus (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors as of the date of termination of employment), payable at the same time as such payment would be made had the Executive continued his employment with the Company. Executive or his legal representatives shall also be entitled to any accrued and unpaid vacation pay or other benefits which may be owing in accordance with the Company’s policies.
          (b) Permanent Disability. Upon the termination of Executive’s employment due to Permanent Disability, Executive or his legal representatives shall be entitled to receive (i) an amount equal to Base Salary payable through the date of termination, plus (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors as of the date of termination of employment), payable at the same time as such payment would be made had Executive continued his employment with the Company. Executive or his legal representatives shall also be entitled to any accrued and unpaid vacation pay or other benefits which may be owing in accordance with the Company’s policies.
          (c) Termination Without Cause. If Executive’s employment is terminated by the Company at any time during the Employment Period without Cause, Executive shall be entitled to an amount equal to (i) his Base Salary through the date of termination plus (ii) his Base Salary for a period of twelve (12) months from the date of termination, payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, plus (iii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors as of the date of termination of employment), payable at the same time as such payment would be made during Executive’s regular employment with the Company. In addition to the foregoing, Executive shall be entitled to continued payment by the Company, for a period equal to the lesser of (A) twelve (12) months from the date of termination and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”). Executive shall also be entitled to any accrued and unpaid vacation pay or other benefits which may be owing in accordance with the Company’s policies. Notwithstanding the above, the parties agree that the Company can take reasonable actions to ensure that payments pursuant to this Section 6(c) comply with Section 409A of the Internal Revenue Code (the “Code”).
          (d) Termination for Cause or by Executive Without Good Reason . Except for Base Salary through the day on which Executive’s employment was terminated and any accrued and unpaid vacation pay or other benefits which may be owing in accordance with the Company’s policies or applicable law, Executive shall not be entitled to receive severance or any other compensation or benefits after the last date of employment with the Company upon the termination of Executive’s employment hereunder by the Company for Cause pursuant to Section 5(c) or upon Executive’s termination of employment hereunder pursuant to Section 5(e), without Good Reason.
          (e) Termination by Executive for Good Reason. If Executive’s employment is terminated by the Executive at any time during the Employment Period for Good Reason, Executive shall be entitled to (i) an amount equal to Base Salary payable through the date of termination, plus (ii) his Base Salary for a period of twelve (12) months from the date of termination, payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, plus (iii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year in which termination occurs (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors as of the date of termination of employment), payable at the same time as such payment would be made during Executive’s regular employment with the Company. In addition to the foregoing, Executive shall be entitled to continued payment by the Company, for a period equal to the lesser of (A) twelve (12) months from the date of termination and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under COBRA. Executive shall also be entitled to any accrued and unpaid vacation pay or other benefits which may be owing in accordance with the Company’s policies. Notwithstanding the above, the parties agree that the Company can take reasonable actions to ensure that payments pursuant to this Section 6(e) comply with Section 409A of the Code.
          (f) Cause Defined. For purposes of this Agreement, the term “Cause” shall mean that Executive:
               (i) committed or engaged in an act of fraud, embezzlement, sexual harassment or theft, in connection with Executive’s duties for the Company or any subsidiary of the Company;
               (ii) materially breached or defaulted under his agreements or obligations under this Agreement or the Confidentiality Agreement with the Company or any subsidiary of the Company (which breach or default, if reasonably capable of cure, is not cured within two (2) business days after written notice thereof is received by Executive or, if reasonably capable of cure but not within two (2) business days, the Executive shall not have commenced cure in good faith within such two (2) business days and completed such cure as promptly as reasonably practical thereafter);
               (iii) is convicted of, or pleads nolo contendere with respect to, a felony; or
               (iv) engaged in an act of gross negligence or willful failure to perform his duties or responsibilities, including the failure to follow in any material respect a lawful, properly adopted, direction or written policy of the Board (which breach or default, if reasonably capable of cure, is not cured within ten (10) business days after written notice thereof or, if reasonably capable of cure but not within ten (10) business days, the Executive shall not have commenced cure in good faith within such ten (10) business days and completed such cure as promptly as reasonably practical thereafter).
          (g) Good Reason Defined. For purposes of this Agreement, the term “Good Reason” shall mean in the absence of the written consent of Executive:
               (i) a material reduction in Executive’s Base Salary by the Company;
               (ii) a diminution in Executive’s authority, duties or responsibilities with respect to the Company, in each case, from those contemplated in Section 2 (other than isolated actions not taken in bad faith and remedied by the Company within the cure period set forth below);
               (iii) the requirement by the Company that Executive be based in an office which is more than twenty (25) miles from the Company’s headquarters at Bishop Ranch 8, 3000 Executive Parkway, San Ramon, CA; or
               (iv) any failure by the Company to comply with any material provision of this Agreement.
               Notwithstanding the foregoing, in the event that Executive provides written notice of termination for Good Reason in reliance upon this Section 6(g), the Company shall have the opportunity to cure such circumstances within thirty (30) days of receipt of such notice. If Executive does not deliver to the Company a notice of termination within the thirty (30) day period after Executive has actual knowledge that an event constituting Good Reason has occurred, such event will no longer constitute Good Reason.
          (h) Condition to Payment. All payments and benefits due to Executive under this Section 6 which are not otherwise required by law shall be contingent upon (i) execution by Executive (or Executive’s beneficiary or estate) of a general release of all claims in a form prescribed by the Board of Directors.
          (i) No Other Severance. Executive hereby acknowledges and agrees that, other than the severance payment described in Section 6(c) and (e) hereof, upon termination, Executive shall not be entitled to any other severance under any Company benefit plan or severance policy generally available to the Company’s employees or otherwise.
          (j) Survival. This Section 6 shall survive any termination or expiration of this Agreement.

     7. Confidentiality Agreement. Simultaneous with the execution and delivery of this Agreement, the Company and the Executive shall execute and deliver the Confidentiality Agreement attached hereto as Attachment A incorporated herein by reference. The Confidentiality Agreement shall survive any termination of this Agreement in accordance with the terms of the Confidentiality Agreement.
     8. Indemnification. The Company will indemnify Executive in his capacity as an officer of the Company to the fullest extent permitted by the certificate of incorporation and bylaws of the Company.
     9. Withholding Taxes. Executive acknowledges and agrees that the Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.
     10. Effect of Prior Agreements. This Agreement, together with the Confidentiality Agreement and the Option Plan and related option award documentation constitute the sole and entire agreements and understandings between Executive and the Company with respect to the matters covered hereby and thereby, and there are no other promises, agreements, representations, warranties or other statements between Executive and the Company in respect to such matters not expressly set forth in these agreements. These agreements supersede all prior and contemporaneous agreements, understandings or other arrangements, whether written or oral, concerning the subject matter thereof.
     11. Notices. Any notice required, permitted, or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes when faxed, when delivered by hand, or received by registered or certified mail, postage prepaid, or by nationally recognized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:
If to the Companies, at:
Mirion Technologies, Inc.
3000 Executive Pkwy, Suite 220
San Ramon, CA 94583
Attention: Thomas Logan
Telephone: (925) 543-0800
Facsimile: (925) 543-0808
with copies to:
American Capital Strategies, Ltd.
505 Fifth Avenue, 26th Floor
New York, NY 10017
Attention: Dustin Smith

Telephone: (212) 213-2009
Facsimile: (212) 213-2060
American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Facsimile: (301) 654-6714
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Christopher K. Aidun, Esq.
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
If to Executive, at:
Seth B. Rosen
xxxxxxxxxx
xxxxxxxxxx
Telephone: xxxxxxxxxx
     12. Assignability. The obligations of Executive may not be delegated and Executive may not, without the Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and Executive agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company. The term “successor” shall mean any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of its assets. Any assignment by the Company of its rights or obligations hereunder to any affiliate of or successor to the Company shall not be a termination of employment for purposes of this Agreement.
     13. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.
     14. Governing Law. This Agreement has been executed and delivered in the State of California and its validity, interpretation, performance and enforcement will be governed by the laws of that state applicable to contacts made and to be performed entirely within that state.
     15. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
     16. No Waiver. Except as specifically contemplated in this Agreement, no course of dealing or any delay on the part of the Company or Executive in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver of any other breach or default.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original by the party executing the same but all of which together will constitute one and the same instrument.
     18. Binding Arbitration.
          (a) Generally. Executive and the Company hereby agree that any controversy or claim arising out of or relating to this Agreement, the employment relationship between Executive and the Company, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to arbitration in San Francisco, California, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association, as such procedures and rules may be amended from time to time and modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. Notwithstanding the foregoing, any controversy or claim arising out of or relating to the Confidentiality Agreement shall not be subject to this Section 18 and shall be resolved only in accordance with provisions of the Confidentiality Agreement.

          (b) Binding Effect. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.
          (c) Fees and Expenses. Except as otherwise provided in this Agreement or by law, the arbitrator will be authorized to apportion its fees and expenses as the arbitrator deems appropriate and the Company will bear the fees and expenses of the arbitration but the arbitrator will be authorized to award the prevailing party its fees and expenses (including attorney’s fees). In the absence of such apportionment or award, each party will bear the fees and expenses of its own attorney.
          (d) Confidentiality. The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy under this Section 18, the referral of any such controversy to arbitration or the status or resolution thereof. In addition, the confidentiality restrictions set forth in the Confidentiality Agreement shall continue in full force and effect.
          (e) Waiver. Executive acknowledges that arbitration pursuant to this agreement includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law (except for any claims or controversy arising out of the Confidentiality Agreement), including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans With Disabilities Act and all similar federal, state and local laws, and Executive hereby waives all rights thereunder to have a judicial tribunal and/or a jury determine such claims.
          (f) Acknowledgment. Executive acknowledges that before entering into this Agreement, Executive has had the opportunity to consult with any attorney or other advisor of Executive’s choice, and that this provision constitutes advice from the Companies to do so if Executive chooses. Executive further acknowledges that Executive has entered into this Agreement of Executive’s own free will, and that no promises or representations have been made to Executive by any person to induce Executive to enter into this Agreement other than the express terms set forth herein. Executive further acknowledges that Executive has read this Agreement and understands all of its terms, including the waiver of rights set forth in Section 18(e).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

Mirion Technologies, Inc.
By:	/s/ Thomas Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer

EXECUTIVE
/s/ Seth B. Rosen
Seth B. Rosen

SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT OF
SETH B. ROSEN

EXHIBIT A
CONFIDENTIALITY, NON- INTERFERENCE AND
INTELLECTUAL PROPERTY AGREEMENT

Attachment A to
Employment Agreement of Seth Rosen
          CONFIDENTIALITY, NON-INTERFERENCE AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), dated as of January 7, 2008 (the “Effective Date”), among Mirion Technologies, Inc., a Delaware corporation (the “Company” and, for purposes of this Agreement, any other direct or indirect subsidiary of the Company, the “Companies”), and Seth B. Rosen (“Executive”).
          WHEREAS, the Companies are currently engaged in the business of, among other things, radiation measurement and detection.
          WHEREAS, Executive has been offered employment with the Company, and has entered into an employment agreement dated of even date herewith with the Company (the “Employment Agreement”). In such role, Executive will receive specific confidential information and training relating to the businesses of the Companies, which confidential information and training is necessary to enable Executive to perform Executive’s duties and to receive future compensation. Executive will play a significant role in the development and management of the businesses of the Companies and will be entrusted with the Companies’ confidential information relating to the Companies, the Companies’ customers, manufacturers, distributors and others.
          WHEREAS, Executive acknowledges that during the course of Executive’s employment with the Company, Executive will be involved in the current and future businesses of the Companies, as set forth above.
          WHEREAS, it is a condition to the commencement of Executive’s employment by the Company that Executive execute and deliver this Agreement.
          NOW, THEREFORE, it is mutually agreed as follows:
     1. Confidentiality.
          (a) Executive shall not, during the term of Executive’s employment with the Company or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Companies, any Unauthorized disclosure of Confidential Information.
          As used herein, the term:
          “Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by either of the Companies, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Companies in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of employees, directors and independent contractors of either of the Companies, (xxii) competitive analyses, (xxiii) contracts with other parties, (xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the general public by the senior management of either of the Companies. Confidential Information shall not include information that (I) is or becomes generally available to the public through no act or omission on the part of Executive, (II) is hereafter received on a non-confidential basis by Executive from a third party who has the lawful right to disclose such information, or (III) Executive is required to disclose pursuant to court order or law.
          “Unauthorized” shall mean: (i) in contravention of the policies or procedures of either of the Companies; (ii) otherwise inconsistent with any measures taken by either of the Companies to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the board of directors, or an officer or employee of either of the Companies empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of either of the Companies.
          (b) Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Executive’s employment with the Companies, Executive agrees to deliver to the Companies all property and materials within Executive’s possession or control which belong to either of the Companies or which contain Confidential Information.
     2. Non-Interference with Employees.
          (a) During the term of Executive’s employment with the Company and for a term of one (1) year commencing on the effective date of termination of Executive’s employment with the Company (the “Non-Interference Period”), Executive shall not interfere with the business of the Companies by soliciting, diverting, enticing away, or in any other manner persuading, or attempting to do any of the foregoing (each, an “Employee Solicitation”), any person who is an officer, employee or consultant of any of the Companies to accept employment with a third party.
     3. Non-Solicitation of Customers.
          (a) During the Non-Interference Period, Executive shall not directly or indirectly solicit, divert, entice away, or in any other manner persuade, or attempt to do any of the foregoing, on (i) any actual or prospective customer of any of the Companies to become a customer of any third party engaged in a Restricted Business or (ii) any customer or supplier to cease doing business with any of the Companies. A “prospective customer” for purposes of this paragraph is a potential customer of any of the Companies that has, with Executive’s actual knowledge, made substantive contact with any of the Companies during Executive’s employment.
          (b) Because it is impossible to know which business or operations Executive will participate in during Executive’s employment by the Company, Executive agrees that a reasonable definition of “Restricted Business” shall mean any businesses or operations engaged in, or (with the actual knowledge of Executive) proposed to be engaged in, by the Companies during Executive’s employment with the Company. Executive also acknowledges that the Restricted Business is international in scope. Accordingly, Executive agrees that the “Restricted Area” shall be North America, Europe and Asia.
     4. Intellectual Property. Executive agrees that during the term of Executive’s employment with the Company, any and all inventions, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how, whether or not patentable or a copyright or trademark, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with the Companies, their strategic plans, products, processes, apparatus or business now or hereafter carried on by the Companies (collectively, “Inventions”), shall be fully and promptly disclosed to the Company and shall be the sole and exclusive property of the Company (as they shall determine) as against Executive or any of Executive’s assignees. Regardless of the status of Executive’s employment by the Company, Executive and Executive’s heirs, assigns and representatives shall promptly assign to the Company any and all right, title and interest in and to such Inventions made during the term of Executive’s employment by the Company or within six months thereafter. Except as set forth on Schedule 1 to this Agreement, there are no Inventions with respect to any of the Companies conceived of, developed or made by Executive before the date of this Agreement.
          Whether during or after Executive’s employment with the Company, Executive further agrees to execute and acknowledge all papers and to do, at the Company’s expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Company, their successors and assigns (as they shall determine). In the event that the Company is unable, after reasonable efforts and, in any event, after ten (10) business days, to secure Executive’s signature on a written assignment to the Company, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein, whether because of his physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary of the Company as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark.
     5. No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, subject to the terms of the Employment Agreement, to discharge Executive at any time for any reason whatsoever, with or without cause.
     6. No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder or under the Employment Agreement.
     7. Remedies.
          (a) In the event of breach or threatened breach by Executive of any provision hereof, the Company shall be entitled to (i) temporary, preliminary and permanent injunctive relief and without the posting of any bond or other security, (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, (iii) recovery of all attorney’s fees and costs incurred by the Companies in obtaining such relief, (iv) cessation of, and repayment by Executive to the Companies of, any severance benefits payable or paid to Executive pursuant to any agreement with the Companies, including pursuant to any employment, stock repurchase, severance or benefit agreement, plan or program of any of the Companies or between Executive and any of the Companies, and (v) any other legal and equitable relief to which either of them may be entitled, including any and all monetary damages which the Companies may incur as a result of said breach or threatened breach. The Companies may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.
          (b) The period of time during which the restrictions set forth in Sections 2 and 3 hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
     8. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should the Company or Executive determine to later challenge any provision as unclear, unenforceable or inapplicable to any activity, the Company or Executive will first notify each other in writing and meet with a representative of the Company and a neutral mediator (if the Company elects to retain one at their expense) to discuss resolution of any dispute between the parties with respect to such challenge. Executive will provide this notification at least fourteen (14) days before Executive engages in any activity on behalf of a Restricted Business or engages in other activity that could foreseeably fall within a questioned restriction.
     9. Successors and Assigns. This Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and the Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or the business of the Company are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive.
     10. Severability. It is expressly agreed that if any restrictions set forth in this Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion hereof, shall be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby. In such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Agreement insofar as possible and to render this Agreement enforceable in all respects as so modified. The covenants contained in this Section 10 shall be construed to extend to separate jurisdictions or subjurisdictions of the United States in which the Company, during the term of Executive’s employment, have been or are engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent. Any covenant on Executive’s part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages. The restrictive covenant provisions of this Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Company.
     11. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and be deemed given when delivered by hand or received by registered or certified mail, postage prepaid, or by nationally reorganized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:
If to the Company, at:
Mirion Technologies, Inc.
3000 Executive Pkwy, Suite 220
San Ramon, CA 94583
Attention: Thomas Logan
Telephone: (925) 543-0800
Facsimile: (925) 543-0808
with copies to:
American Capital Strategies, Ltd.
505 Fifth Avenue, 26th Floor
New York, NY 10017
Attention: Dustin Smith
Telephone: (212) 213-2009
Facsimile: (212) 213-2060
American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814
Attention: Compliance Officer
Facsimile: (301) 654-6714
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Christopher K. Aidun, Esq.
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
If to Executive, at:
Seth Rosen
XXXXXXXXXX
XXXXXXXXXX
Telephone: XXXXXXXXXX
     12. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.
     13. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof, however, if any portion of this Agreement is determined to be unenforceable by a court of law, then solely the appropriate conflicting provisions of any other agreement binding upon Executive shall control.
     14. Waiver, etc. The failure of the parties to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the parties to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the parties shall be effective unless set forth in a written instrument executed by the party at issue, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.
     16. Enforcement. If any party shall institute legal action to enforce or interpret the terms and conditions of this Agreement or to collect any monies under it, venue for any such action shall be San Francisco, California. Executive irrevocably consents to the jurisdiction of the courts located in the State of California for all suits or actions arising out of this Agreement. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

Mirion Technologies, Inc.
By:	/s/ Thomas Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer

EXECUTIVE
/s/ Seth B. Rosen
Seth B. Rosen
SIGNATURE PAGE TO CONFIDENTIALITY, NON-INTERFERENCE AND INTELLECTUAL PROPERTY AGREEMENT

Schedule 1
Inventions